Exhibit 23.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Equity Bancshares, Inc. of our report dated August 10, 2017 on the consolidated financial statements of Cache Holdings, Inc. for the years ended December 31, 2016 and 2015.

/s/ Sewell & Taylor LLP
Sewell & Taylor LLP
Tulsa, Oklahoma
May 25, 2018